                                                                     EXHIBIT 4.4

                             SUBORDINATION AGREEMENT


        THIS SUBORDINATION AGREEMENT dated as of December 31, 1999 (this "Agreement") is among BANK ONE, MICHIGAN, a Michigan banking corporation, formerly known as NBD Bank, as agent (in such capacity, the "Agent") for the Senior Lenders (as defined below), AIRNET MANAGEMENT, INC., an Ohio corporation (the "Subordinated Lender"), and AIRNET SYSTEMS, INC., an Ohio corporation (the "Company").

                                   BACKGROUND

        As an inducement for the Senior Lenders to continue to provide a credit facility in favor of the Company, the Subordinated Lender has agreed to enter into this subordination agreement to provide for the subordination of the "Subordinated Indebtedness" to the "Senior Indebtedness", all on the terms and conditions herein set forth.

                                   AGREEMENTS

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

               1.     Definitions.

                      1.1 General Terms. For purposes of this Agreement, the following terms shall have the following respective meanings:

                      "Agreements" means, collectively, the Senior Lending Agreements and the Subordinated Lending Agreements.

                     "Credit Agreement" means the Credit Agreement, dated as of August 1, 1998, among the Company, the Senior Lenders and the Agent, as amended by the First Amendment to Credit Agreement dated as of September 30, 1998 and as further amended by the Second Amendment to Credit Agreement dated of even date herewith, as further amended, supplemented, extended, modified, renewed, restated, restructured, refinanced or replaced from time to time, and including without limitation any agreement entered into in substitution therefor or increasing the amount of available borrowings thereunder.

                     "Creditors" means, collectively, Senior Lenders and Subordinated Lenders and their respective successors and assigns.

                     "Distribution" means any payment, whether in cash, in kind, in securities or in any other property, or security therefor.

                     "Guarantor" means any Person at any time guaranteeing or otherwise contingently liable for or otherwise supporting (including without limitation any Person granting a Lien on any of its assets) the Senior Indebtedness or the Subordinated Indebtedness.

                     "Holders of Subordinated Indebtedness" or "Subordinated Lenders" means, collectively, the Subordinated Lender and any other Persons at any time or in any manner acquiring any right to or interest in any of the Subordinated Indebtedness.

                     "Insolvency Event" shall have the meaning set forth in
Section 2.2(c) hereof.

                     "Lien" means any pledge, assignment, hypothecation, mortgage, deed of trust, security interest, deposit arrangement, option, conditional sale or title retaining contract, sale and lease back transaction, financing statement filing, intellectual property transfer or assignment filing, lessor's or lessee's interest under any lease, subordination of any claim or right, or any other type of lien, charge, assignment, encumbrance, preferential arrangement or other claim or right.

                     "Obligations" means all present and future obligations for principal, premium, interest, make whole payments, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations under any of the Agreements and other documentation governing or relating to the Senior Indebtedness or the Subordinated Indebtedness or otherwise owing pursuant to the Senior Indebtedness or the Subordinated Indebtedness at any time.


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                     "Obligors" means, collectively, the Company and the
Guarantors.

                     "Payment Default" is defined in Section 2.2(d).

                     "Person" means an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

                     "Senior Indebtedness" means all present and future indebtedness, obligations and liabilities of any kind owing by the Company, any Guarantor or any other Person to Senior Lenders or any of them from time to time under or pursuant to any of the Senior Lending Agreements, including, without limitation, all principal, interest accruing thereon, reimbursement and other Obligations owing pursuant to any letters of credit or similar documents, indemnities, charges, expenses, fees and other Obligations chargeable to the Company, any Guarantor or any such other Person by Senior Lenders or any of them or otherwise due and payable at any time to the Senior Lenders or any of them, (including without limitation all interest and fees and other amounts accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any other Obligor, whether or not an allowed claim). Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under the federal Bankruptcy Code or other applicable law. Without limiting the foregoing, Senior Indebtedness shall also include any indebtedness, obligations and liabilities of the Company, any Guarantor or any such other Person incurred in connection with a refinancing of the Senior Indebtedness.

                     "Senior Lenders" means the Agent and all lenders now or hereafter parties to the Credit Agreement and any other Persons at any time or in any manner acquiring any right to or interest in any of the Senior Indebtedness.

                     "Senior Lending Agreements" means, collectively, the Credit Agreement (as defined in this Agreement), and all promissory notes, guarantees, pledge agreements, security agreements, mortgages, financing statements and other agreements, instruments and documents from time to time entered into by the Company, any Guarantor or any other Person to evidence, secure, guarantee or otherwise relating in any way to, or executed in connection with, the Senior Indebtedness, and all agreements, devices or arrangements providing for payments which are relating to fluctuations of interest rates, exchange rates or forward rates (including without limitation any interest rate, swap agreements, dollar denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants) entered into by the Company with any Senior Lender or Affiliate of any Senior Lender at any time, as all of the foregoing may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

                     "Subordinated Indebtedness" means all present and future indebtedness, obligations and liabilities of any kind owing by the Company, any Guarantor or any other Person to Subordinated Lenders or any of them from time to time under or pursuant to any of the Subordinated Lending Agreements, including, without limitation, all principal, interest accruing thereon, reimbursement and other Obligations owing pursuant to any letters of credit or similar documents, indemnities, charges, expenses, fees and other Obligations chargeable to the Company, any Guarantor or any such other Person by Subordinated Lenders or any of them or otherwise due and payable at any time to the Subordinated Lenders or any of them, (including without limitation all interest and fees and other amounts accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any other Obligor, whether or not an allowed claim). Without limiting the foregoing, Subordinated Indebtedness shall also include any indebtedness, obligations and liabilities of the Company, any Guarantor or any such other Person incurred in connection with a refinancing of the Subordinated Indebtedness.

                     "Subordinated Lending Agreements" means, collectively, the Subordinated Note and all guarantees, and other agreements, instruments and documents from time to time entered into by the Company, any Guarantor or any other Person to evidence, secure, guarantee or otherwise relating in any way to, or executed in connection with, the Subordinated Note, and all agreements, devices or arrangements providing for payments which are relating to fluctuations of interest rates, exchange rates or forward rates (including without limitation any interest rate, swap agreements, dollar denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants) entered into by the Company with any Subordinated Lender at any time, as all of the foregoing may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

                     "Subordinated Note" means the Subordinated Revolving Loan Promissory Note due in October, 2009 in the principal amount of $100,000,000 dated as of October 1, 1999 of the Company payable to the Subordinated Lender, as amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced from time to time, and including any agreement entered into in substitution thereof.


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                     1.2 Other Terms. Capitalized terms not otherwise defined
herein shall have the meanings given to them in the Credit Agreement.

                     1.3 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Senior Lending Agreements or Subordinated Lending Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

               2. Covenants. The Company and each Holder of Subordinated Indebtedness hereby covenant that until the Senior Indebtedness shall have been irrevocably paid in full and satisfied in cash and the Credit Agreement and any letters of credit issued pursuant thereto shall have been irrevocably terminated, all in accordance with the terms of the Credit Agreement and the other Senior Lending Agreements, each agrees and will comply with such of the following provisions as are applicable to it:

                     2.1 Transfers; Etc. Each Holder of Subordinated Indebtedness covenants it will not assign or otherwise transfer any of the Subordinated Indebtedness or any of the Subordinated Lending Agreements without the prior written consent of the Agent. Each Holder of Subordinated Indebtedness covenants that any transferee from it of any Subordinated Indebtedness or any Liens (if any) securing any Subordinated Indebtedness shall, prior to acquiring such interest, execute and deliver a counterpart of this Subordination Agreement to each other party hereto. The Company covenants that any holder of any Subordinated Indebtedness at any time and any Guarantor shall promptly execute and deliver a counterpart of this Subordination Agreement to each other party hereto.

                     2.2 Subordinated Indebtedness Subordination Provisions. To induce Senior Lenders to enter into the Credit Agreement and to make and continue to make from time to time loans and advances thereunder, notwithstanding any other provision of the Subordinated Indebtedness or the Subordinated Lending Agreements to the contrary, any Distribution with respect to the Subordinated Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness from time to time. Specifically, but not by way of limitation:

                            (a) Payments. Neither the Company nor any other
Obligor shall make any Distribution on the Subordinated Indebtedness until such time as the Senior Indebtedness shall have been irrevocably paid in full in cash and the Credit Agreement and any letters of credit issued pursuant thereto shall have been irrevocably terminated.

                            (b) Limitation on Acceleration. No Holder of
Subordinated Indebtedness shall be entitled to accelerate the maturity of the Subordinated Indebtedness, exercise any remedies with respect to the Subordinated Indebtedness, commence or join with any other creditors in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against the Company or any Obligor or commence any other action or proceeding to recover any amounts due or to become due with respect to Subordinated Indebtedness until such time as the Senior Indebtedness shall have been irrevocably paid in full in cash and the Credit Agreement and any letters of credit issued pursuant thereto shall have been irrevocably terminated.

                            (c) Prior Payment of Senior Indebtedness in
Bankruptcy, Etc. In the event of any insolvency or bankruptcy proceedings relative to the Company or any other Obligor or any of their respective property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or any other Obligor or distribution or marshaling of its assets or any composition with creditors of the Company or any other Obligor, whether or not involving insolvency or bankruptcy, or if the Company or any other Obligor shall cease its operations, call a meeting of its creditors or no longer do business as a going concern (each individually or collectively, an "Insolvency Event") then all Senior Indebtedness shall be paid in full in cash and the Credit Agreement irrevocably terminated before any Distribution shall be made on account of any Subordinated Indebtedness, provided, however, that Holders of Subordinated Indebtedness may receive (and shall be entitled to retain) securities which are subordinate to (at least to the extent that the Subordinated Indebtedness is subordinate to the Senior Indebtedness pursuant to the terms hereof) the payment of all Senior Indebtedness. Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to the Senior Lenders or their representatives, in the proportions in which they hold the same, until all amounts owing upon the Senior Indebtedness shall have been irrevocably paid in full in cash and the Credit Agreement and any letters of credit issued pursuant thereto have been irrevocably terminated.

                            (d) Power of Attorney. To enable the Senior Lenders
to assert and enforce its rights hereunder in any proceeding referred to in
Section 2.2(c) or upon the happening of any Insolvency Event, the Agent or any other Person whom the Senior Lenders may designate is hereby irrevocably



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appointed attorney in fact for such Holder of Subordinated Indebtedness with full power to act in the place and stead of such Holder of Subordinated Indebtedness including the right to make, present, file and vote such proofs of claim against the Company or any other Obligor on account of all or any part of the Subordinated Indebtedness as Agent may deem advisable and to receive and collect any and all dividends or other payments made thereon and to apply the same on account of the Senior Indebtedness but excluding the right to exercise voting or approvals rights. The Subordinated Lenders will execute and deliver to the Senior Lenders such instruments as may be required by the Senior Lenders to enforce any and all Subordinated Indebtedness, to effectuate the aforesaid power of attorney and to effect collection of any and all dividends or other payments which may be made at any time on account thereof.

                            (e) Payments Held In Trust. Should any Distribution
or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by any Holder of Subordinated Indebtedness or any Affiliate of any such holder at a time when the Holders of Subordinated Indebtedness are not permitted, pursuant to the terms hereof, to receive any such Distribution or proceeds thereof, then each Holder of Subordinated Indebtedness will forthwith deliver, or cause to be delivered, the same to the Senior Lenders in precisely the form held by such Holder of Subordinated Indebtedness (plus any necessary endorsements) and, until so delivered, the same shall be held in trust by each Holder of Subordinated Indebtedness, or any such Affiliate, as the property of the Senior Lenders and shall not be commingled with other property of such Holder of Subordinated Indebtedness or any such Affiliate.

                            (f) Subrogation. Subject to the prior payment in
full in cash of the Senior Indebtedness and the irrevocable termination of the Credit Agreement and all Letters of Credit issued pursuant thereto, to the extent that Senior Lenders have received any Distribution on the Senior Indebtedness which, but for this Agreement, would have been applied to the Subordinated Indebtedness, the Subordinated Lenders shall be subrogated to the then or thereafter rights of the Senior Lenders including, without limitation, the right to receive any Distribution made on the Senior Indebtedness until the principal of, interest on and other charges due under the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Distribution to the Senior Lenders to which the Subordinated Lenders would be entitled except for the provisions of this Agreement, and no delivery to the Senior Lenders by the Subordinated Lenders pursuant to Section 2.2(g) hereof, shall, as between the Company, its creditors (other than the Senior Lenders) and the Subordinated Lender, be deemed to be a Distribution by the Company to or on account of Senior Indebtedness, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of the Subordinated Lenders on the one hand, and the Senior Lenders on the other hand.

                      2.3 Liens. The Company, the other Obligors and the Subordinated Lenders acknowledge, agree and represent and warrant to the Senior Lenders that there are not and will not be any Liens on or with respect to any assets of the Company, any Guarantor or any other Obligor at any time to secure all or any part of the Subordinated Indebtedness and any such Lien shall be null and void.

               3.     Miscellaneous.

                      3.1 Scope of Subordination; Reliance. The provisions of this Agreement are solely to define the relative rights of the Holders of Subordinated Indebtedness and the Senior Lenders. Nothing in this Agreement shall impair, as between the Company and the Holders of Subordinated Indebtedness, the unconditional and absolute obligation of the Company to punctually pay the principal, interest and any other amounts and obligations owing under the Subordinated Lending Agreements in accordance with the terms thereof, subject to the rights of the Senior Lenders under this Agreement. The Subordinated Lenders acknowledge and agree that this Agreement is, and is intended to be, an inducement and a consideration to the Senior Lenders for entering into the Senior Lending Agreements and lending and continuing to hold any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Subordinated Indebtedness, to acquire and continue to hold such Senior Indebtedness, and the Senior Lending Agreements were initially entered into in reliance on the Subordinated Lender's agreement to execute this Agreement. The Senior Lenders shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold the Senior Indebtedness.

                      3.2 Provisions of Subordinated Lending Agreements. From and after the date hereof, the Company, each other Obligor and the Subordinated Lenders shall cause each Subordinated Lending Agreement to contain a provision to the following effect:

               "This [describe agreement/instrument] is subject to the Subordination Agreement, dated as of December 31, 1999, among the Company, the Holders of Subordinated Indebtedness (as defined therein) and Bank One, Michigan, as agent for the Senior Lenders, under which this [describe agreement/instrument] and the [Obligor's] obligations hereunder and other rights of the Holder are subordinated in the manner set forth therein to the prior payment of obligations to the holders of Senior Indebtedness as defined therein and all collateral security therefor."

Proof of compliance with the foregoing shall be promptly given to Senior
Lenders.


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                      3.3 Survival of Rights. The right of Senior Lenders to
enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of any Senior Lender, the Company, any Guarantor or any other Person, including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Senior Indebtedness or noncompliance by the Company, any Guarantor or any other Person with such provisions, regardless of the actual or imputed knowledge of Senior Lenders. In the event that the Senior Indebtedness is refinanced in full, each Holder of Subordinated Indebtedness agrees at the request of such refinancing party to enter into a subordination agreement on terms substantially the same as this Subordination Agreement.

                      3.4 Amendments to Senior Lending Agreements. Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of the Senior Lenders from increasing or changing the terms of the Obligations under the Senior Lending Agreements, or to otherwise waive, amend or modify the terms and conditions of the Senior Lending Agreements, in such manner as the Senior Lenders and the Company shall mutually determine. Each Holder of Subordinated Indebtedness hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by the Senior Lenders to the Company or any other Obligor from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Subordination Agreement in respect of the Subordinated Indebtedness. Without limiting the foregoing, and without notice to or the consent of the Subordinated Lender, the Senior Lenders may, at any time and from time to time and without impairing or releasing the subordination herein made, do any one or more of the following: (a) change the manner, place or terms of payment, or change or extend the time of payment of the Senior Indebtedness, or amend or supplement in any manner the documentation evidencing, securing or relating to the Senior Indebtedness, or increase without limit the amount of the Senior Indebtedness; (b) release any person liable in any manner for the payment or collection of the Senior Indebtedness; (c) exercise or refrain from exercising any rights with respect to the Senior Indebtedness against the Company or any of its Subsidiaries, any Guarantor or any other person; (d) apply any monies or other property paid by any person or otherwise available to the Senior Indebtedness; (e) accept or release, or fail to perfect an interest in, any collateral or security for the Senior Indebtedness; or (f) take or omit to take any other action with respect to the Senior Indebtedness which may impair or adversely affect the subordination herein made.

                      3.5 Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         If to Senior Lenders:              c/o Bank One
                                            100 East Broad Street
                                            7th Floor
                                            Columbus, OH  43215
                                            Attn: Thomas E. Redmond
                                            Phone: 614-248-5540
                                            Fax: 614-248-5518



         If to the Subordinated Lenders:    AirNet Management, Inc.
                                            4700 E. Fifth Avenue
                                            Columbus, Ohio  43219
                                            Attention:  Julie Hughes, Controller
                                            Telephone:  614-236-3840
                                            Telecopier:  614-2381969


         If to Company:                     AirNet Systems, Inc.
                                            3939 International Gateway
                                            Columbus, Ohio  43219
                                            Attention:  William R. Sumser
                                            Telephone:  614-236-3850
                                            Telecopier:  614-237-7876


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                      3.6 Representations. The Subordinated Lender and the
Company each hereby represent and warrant that: (a) attached hereto as Exhibit A is a true, correct and complete copy of the Subordinated Note, the sole original of the Subordinated Note has been conspicuously imprinted with the legend required by Section 3.2 hereof, and there are no other documents, agreements or instruments evidencing, securing or relating in any way to the Subordinated Indebtedness; (b) all Subordinated Lending Agreements are attached hereto as Exhibit B, and there are no other documents, agreements or instruments evidencing, securing or relating in any way to the Subordinated Indebtedness other than those attached hereto as Exhibits A and B; (c) the Subordinated Lender has not relied and will not rely on any representation or information of any nature made by or received from the Senior Lenders in deciding to execute this Agreement; (d) the Subordinated Lender has not heretofore assigned or transferred any of the Subordinated Indebtedness, any interest therein or any other rights pertaining thereto; (e) the Subordinated Lender has not heretofore given any subordination in respect of the Subordinated Indebtedness; (f) the execution, delivery and performance of this Agreement are within its corporate powers, have been duly authorized and are not in contravention of law or, if applicable, of the terms of its articles of incorporation or bylaws, or of any law, order, judgment, decree, contract or undertaking to which it is a party or by which it or any of its properties is bound or affected; and (g) this Agreement constitutes the legal, valid and binding obligation of each of them, enforceable against each in accordance with its terms.

                      3.7 Additional Covenants. Until all of the Senior Indebtedness has been irrevocably paid in full in cash and the Credit Agreement and any letters of credit issued pursuant thereto have expired or been terminated, unless otherwise consented to by the Agent in writing: (a) the Company and the Subordinated Lenders shall not assign, transfer, hypothecate or modify, terminate, amend or supplement, or consent to any cancellation, modification, termination, amendment or supplement of, any Subordinated Lending Agreement or any of the other terms of the Subordinated Indebtedness; (b) the Subordinated Lenders shall not hereafter give any subordination in respect to the Subordinated Indebtedness; (c) the Company and the Subordinated Lenders will not hereafter issue any instrument, agreement or other writing evidencing or securing any part of the Subordinated Indebtedness or allow any liens or securing interests on or with respect to any of its assets to secure any part of the Subordinated Indebtedness, and the Subordinated Lenders will not receive any such instrument, security or other writing of any such liens or securing interests, and any such instrument, security or other writing and any such liens or security interests shall be null and void; and (d) the Company and the Subordinated Lenders shall give the Senior Lender prompt notice of any default under the Subordinated Indebtedness.

                      3.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to the choice of law principles of such State.

                      3.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one in the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                      3.10 Amendments; Successors and Assigns. No provision of this Agreement may be modified or waived except by an instrument or instruments in writing signed by the Senior Lenders (or the requisite number of Senior Lenders as may be required pursuant to the Senior Lending Agreements), the Subordinated Lenders (or the requisite number of Subordinated Lenders as may be required under the Subordinated Lending Agreements) and the Company. This Agreement shall bind the parties hereto and their respective successors and assigns, and shall inure to the benefit of their respective successors and assigns.

                      3.11 This Agreement Controls. The subordination and related provisions contained in this Agreement are in addition to and supplement all debt subordination and other provisions contained in the Subordinated Lending Agreements and any other instruments or agreements evidencing or relating to the Subordinated Indebtedness in favor of or for the benefit of the Senior Lenders; provided that, in the event of any conflict between this Agreement and the Subordinated Lending Agreements or such other instruments and agreements, the terms of this Agreement shall control.

                [The rest of this page intentionally left blank.]


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

        WITNESS the due execution of this Agreement as of the day and year first above written.


                               BANK ONE, MICHIGAN,
                               as Agent for the Senior Lenders


                               By: ____________________________________
                                  Title:_______________________________


                               AIRNET SYSTEMS, INC.


                               By: ____________________________________
                                  Title:_______________________________


                               AIRNET MANAGEMENT, INC.


                               By: ____________________________________
                                  Title:_______________________________


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

                                    EXHIBIT A

                            Copy of Subordinated Note

                                    EXHIBIT B

                   Copy of all Subordinated Lending Agreements


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